Commission File No. 000-52564

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:
__	Preliminary Information Statement
__	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
X	Definitive Information Statement
Lee Fine Arts, Inc. (Name of Registrant as Specified in its Charter)
Payment of Filing Fee (check the appropriate box):

X	None required
__	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	1	Title of each class of securities to which transaction applies: __________________________
	2	Aggregate number of securities to which transaction applies: _________________________
3

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined): __________________________________________________________________________

	4	Proposed maximum aggregate value of transaction: _________________________________
	5	Total fee paid: ______________________________________________________________
__	Fee paid previously with preliminary materials.
__

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1	Amount previously paid: _________________________________________________________
	2	Form, Schedule or Registration Statement No.: ________________________________________
	3	Filing Party: ___________________________________________________________________
Date Filed: _____________________________________________________________________

LEE FINE ARTS, INC.

10 Universal City Plaza

Suite 1950

Universal City, CA 91608

July 11, 2008

NOTICE OF SHAREHOLDER ACTION

BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

Dear Shareholder:

          Notice is hereby given that shareholders holding a majority of the issued and outstanding shares of Common stock of Lee Fine Arts, Inc., a Nevada corporation (the “Company”), by written consent in lieu of a special meeting, elected three new members to the Board of Directors for the term of office stated in the Information Statement. The first date on which a valid, written consent of shareholders authorizing this action was delivered to the Company on May 7, 2008. The attached Information Statement and Notice of Shareholder Action by Written Consent in Lieu of Special Meeting fully describe these matters.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

          The holders of a majority of our Common Stock have executed a written consent in favor of the above-described action.

          THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER’S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

s/ Gary Clark

Gary Clark,
Chief Executive Officer

LEE FINE ARTS, INC.

10 Universal City Plaza

Suite 1950

Universal City, CA 91608

July 11, 2008

INFORMATION STATEMENT

AND NOTICE OF SHAREHOLDER ACTION

BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

          This Information Statement and Notice of Shareholder Action by Written Consent in Lieu of Annual Meeting (this “Information Statement”) is furnished by Lee Fine Arts, Inc., a Nevada corporation, (the “Company”) to the holders of the Company’s capital stock as of May 7, 2008 (the “Record Date”), to provide information with respect to certain corporate action taken by written consent of shareholders holding a majority of the issued and outstanding voting shares of the Company’s capital stock (the “Majority Shareholders”). This Information Statement also constitutes notice of action taken without a meeting as required by Article 13 of the Bylaws of the Company.

          The written consent, delivered by the Majority Shareholders to the Company on May 7, 2008, approved of the following action:

The election of David Clark, Scott Vining and Perry Johnkeer as Directors of the Company.

          The Majority Shareholders, holding 4,594,341 shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), have approved and adopted, by written consent, the above-described action. Because the shares of Common Stock held by the Majority Shareholders represents approximately 60.6% of the votes entitled to be cast by shareholders (as of May 7, 2008) with respect to the above-described action, all required corporate approvals for this action have been obtained. This Information Statement is furnished solely for the purpose of informing shareholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

There are no appraisal rights as a result of the approval of this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER’S

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

s/ Gary Clark

Gary Clark,
Chief Executive Officer

July 11, 2008

Universal City, California

TABLE OF CONTENTS

INFORMATION STATEMENT AND NOTICE OF SHAREHOLDER ACTION

BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING	2
RECORD DATE
QUORUM AND VOTING	2
DISSENTER’S RIGHTS	2
ELECTION OF DIRECTORS	2
CORPORATE GOVERNANCE	4
EXECUTIVE COMPENSATION	6
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT	7
PRINCIPAL ACCOUNTANT FEES AND SERVICES	7
MISCELLANEOUS	8

LEE FINE ARTS, INC.

10 Universal City Plaza

Suite 1950

Universal City, CA 91608

INFORMATION STATEMENT AND NOTICE OF SHAREHOLDER

ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

July 11, 2008

          This Information Statement is being first mailed on July 11, 2008, to shareholders of record on May 7, 2008, of Lee Fine Arts, Inc., a Nevada corporation (the “Company”), by the Company in connection with the approval, by shareholders holding a majority (the “Majority Shareholders”) of the issued and outstanding Common Stock, par value $.001 per share of the Company (the “Common Stock”), of the election of three members of the Board of Directors for the term of office stated in this Information Statement.

RECORD DATE

          The record date for determining the shareholders entitled to vote on the matters described in this Information Statement was the close of business on May 7, 2008, the first date that a valid, written consent approving and adopting the above action was delivered to the Company by the Majority Shareholders (the “Record Date”), at which time the Company had issued and outstanding 7,576,866 shares of Common Stock. Each share of Common Stock is entitled to cast one vote with respect to the action described in this Information Statement (the “Action”). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted on the Action.

QUORUM AND VOTING

          The election of directors requires the affirmative vote of a majority of all shares entitled to vote on such matter.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. WE HAVE RECEIVED THE APPROVAL, BY WRITTEN CONSENT, OF SHAREHOLDERS HOLDING AN AGGREGATE OF 4,594,341 SHARES OF COMMON STOCK OF THE ELECTION OF DIRECTORS (WHICH SHARES REPRESENT APPROXIMATELY 60.6% OF THE VOTES ENTITLED TO BE CAST BY SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED ACTION AS OF MAY 7, 2008).

DISSENTER'S RIGHTS

          Under Nevada law, our shareholders are not entitled to dissenter’s rights with respect to the Action set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of the Action.

ELECTION OF DIRECTORS

          The current Board of Directors consists of three (3) members. The Majority Shareholders have elected the following individuals to serve as directors of the Company for terms expiring at the next

Annual Meeting of Shareholders of the Company or until their successors have been elected and qualified. These individuals have indicated his willingness to serve as a member of the Board of Directors.

Name	Age	Position

Gary Clark	55	Director, Chief Executive Officer and Chief Financial Officer

Scott Vining	46	Director

Perry Johnkeer	60	Director

          Executive Officers of the Company are elected on an annual basis and serve at the discretion of the Board of Directors.

          Gary Clark became a Director and Chief Executive Officer and Chief Financial Officer of the Company on September 17, 2007. Since September 2007 to present, Mr. Clark has also acted as President of International Capital Exchange, Inc., a California corporation. From November 2001 to November 2006, Mr. Clark was Chief Executive Officer of Variable Assets Group, Inc., formerly known as Altis Capital Group, Inc., a Colorado corporation engaged in the financial service business. From December 2006 to present, Mr. Clark has also been self-employed in the financial service business. Mr. Clark received his associates degree in Business in 1973 from Hudson Valley Business College.

          Scott Vining is a Certified Public Accountant with 22 years of finance and accounting experience, and has been employed by Southeast Capital Advisors, Inc., a Florida corporation, from April 2006 to present. From March 2003 to April 2006, he was the CFO of Paragon Financial Corporation (OTCBB: PGNF), a financial services company focused on the acquisition of mortgage origination firms. Prior thereto, Mr. Vining was with Armor Holdings, Inc. (NYSE: AH) acting as its Chief Accounting Officer and Treasurer. During his tenure at Armor Holdings, the company acquired 37 companies throughout the world as it grew from $9 million in revenue to $500 million in revenue in six years. Prior to his employment with Armor Holdings, Inc., Mr. Vining held executive level financial positions with various companies in the computer software, construction, and financial services industries. Mr. Vining received his degree in Accounting from University of North Florida, Jacksonville, Florida 1986.

          Perry Johnkeer has been the President and Chief Executive Officer of Institutional Advisory Services Group, Inc., an Illinois corporation, which is an internet based commodity advisory firm, since 1992. He received his bachelor of science degree in Business Finance from Eastern Illinois University in May 1972.

          The Company has received the written consent of the election of each of the foregoing directors from our shareholders holding an aggregate of 4,594,341 shares of Common Stock. Because the shares of Common Stock held by these shareholders represents approximately 60.6% of the votes entitled to be cast as of the Record Date by shareholders with respect to the above-described action, all required corporate approvals for this action have been obtained.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

          Our business is managed under the direction of the Board of Directors. The Board of Directors meets as needed to review significant developments affecting us and to act on matters requiring approval of the Board of Directors. During fiscal 2007, the Board of Directors did not hold any meetings and did not take any action by unanimous written consent. The Board of Directors does not have a standing audit, compensation, nominating or governance committee.

          All of our directors are independent, as defined by Rule 4200(a)(15) of the Nasdaq’s listing standards, except for Mr. Clark, who is not independent because he is currently serves the Company as its Chief Executive Officer and Chief Financial Officer.

Audit Committee

          The Company does not maintain a standing Audit Committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. All members of the Board of Directors act in the capacity of and perform the duties of an audit committee. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company will be required to establish an audit committee.

Compensation Committee

          The Company does not maintain a standing Compensation Committee. Due to the Company’s capital restraints, our early operational state and the size of our current Board of Directors making constituting and administering such a committee excessively burdensome and costly, the Board of Directors has not established a separate compensation committee. All members of the Board of Directors (with the exception of any member about whom a particular compensation decision is being made) participate in the compensation award process. During fiscal 2007, no executive officer received any compensation from the Company.

Nominating Committee

          The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the Company’s capital restraints, our early operational state and the size of our current Board of directors making constituting and administering such a committee excessively burdensome and costly, the Board of Directors has not established a separate nominating committee. As such, members of the Board of Directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the Board of Directors is, therefore, treated as a “nominating committee”.

          The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to the Corporate Secretary, c/o Lee Fine Arts, Inc., 10 Universal City Plaza, Suite 1950, Universal City,

California 91608. The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

          With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors. The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for selection by the Company’s shareholders at each annual meeting. The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors. The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

          The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors. The Board of Directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors. We strongly encourage and, from time to time actively survey, our shareholders to recommend potential director candidates.

Indebtedness of Directors and Executive Officers

             None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors or executive officers.

Shareholder Communications with the Company's Board of Directors

          Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of the Corporate Secretary, at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).

Compliance with Section 16(a) of the Exchange Act

          Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of filings made with the Securities and Exchange Commission, no Section 16(a) reports were filed by the Company’s officers, directors and 10% shareholders during the fiscal year ended December 31, 2007.

Code of Ethics

          Due to the current formative stage of the Company’s development, it has not yet developed a written code of ethics for its directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

          No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the last three years. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by the Company’s Chief Executive Officer over the past three years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)
Gary Clark,(1) CEO and CFO	2007	$0	$0	0	$0	$0	$0	$0	$0

Elfred Lee,(2) President and CEO(2)	2007	$0	$0	$0	$0	$0	$0	$0	$0
	2006	$0	$0	$0	$0	$0	$0	$0	$0

Thomas C. Bache(3) (Title Unknown)	2006	$0	$0	$0	$0	$0	$0	$0	$0
	2005	$0	$0	$0	$0	$0	$0	$0	$0

___________________

(1)	Mr. Clark was appointed Chief Executive Officer and Chief Financial Officer on September 17, 2007.
(2)	Mr. Lee was appointed President and Chief Executive Officer on July 28, 2006 and served in that capacity until his resignation effective as of September 17, 2007.
(3)

Mr. Bache’s position as an officer of the Company is unknown, but presumed to be President based upon his execution of documents filed with the Nevada Secretary of State. Further, Mr. Bache’s term of office is unknown.

Compensation of Directors

          We do not pay our directors a fee for attending scheduled and special meetings of our Board of Directors. We intend to reimburse each director for reasonable travel expenses related to such director’s attendance at Board of Directors and committee meetings. In the future, we might have to offer some compensation to attract the caliber of independent board members the Company is seeking.

Employment Agreements

          None of our executive officers has an employment agreement with the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions that are required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act of 1933, as amended.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of May 7, 2008, there were 7,576,866 shares of Common Stock issued and outstanding. The following table sets forth certain information concerning the ownership of the Company’s Common Stock as of May 7, 2008, with respect to: (a) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (b) each of our directors; (c) each of our executive officers, and (d) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class

Common	Gary Clark(1) 3748 Wrightwood Drive Studio City, CA 91604	1,850,000	24.4%

Common	Scott Vining(1) 8115 Vrandon Drive Baton Rouge, LA 70809	0	*

Common	Perry Johnkeer(1) 1674 Helmholz Road Sturgeon Bay, WI 54235	0	*

Common	All Directors and Executive Officers As a Group (3 in number)	1,850,000	24.4%

______________________

* less than 1%

(1) Director and/or Officer of the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

          The firm of Stan J.H. Lee, CPA served as the Company’s independent public accountants for the years ended December 31, 2006 and 2005. The Company has not retained an independent public accountant to audit its financial statements for the year ended December 31, 2007. The Board of Directors of the Company, in its discretion, may direct the appointment of different public accountants at any time during the year if the Board believes that a change would be in the best interests of our stockholders. The Board of Directors has considered the audit fees, audit-related fees, tax fees and other fees paid the Company’s accountants, as disclosed below, and determined that the payment of such fees is compatible with maintaining the independence of the accountants.

Audit Fees

          The Audit fees billed by Stan J.H. Lee, CPA for professional services rendered during 2007 for the audit of the Company’s annual financial statements included in the Company’s Form 10-SB for the fiscal years ended December 31, 2006 and 2005 was $5,000. Audit-Related Fees

None.

Tax Fees

None.

All Other Fees

None.

Audit Committee Pre-Approval Policies and Procedures

          The Company does not currently have an Audit Committee. Currently, the Board of Directors pre-approves all audit and non-audit services that are to be performed and fees to be charged by our independent auditor or assure that the provision of these services does not impair the independence of such auditor. The Board of Directors pre-approved all audit services and fees of our independent auditor for the years ended December 31, 2006 and 2005. Our independent auditors did not provide us with any non-audited services during the periods indicated above.

MISCELLANEOUS

          All costs incurred in the mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

s/ Gary Clark

Gary Clark,
Chief Executive Officer

Universal City, California

July 11, 2008